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                                                                   Exhibit 99.6

                          CONSENT OF LEHMAN BROTHERS

   We hereby consent to the use of our opinion letter dated May 7, 2002 to the Board of Directors of Olin Corporation (the "Company") attached as Annex 3 to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Background to the Merger", "Fairness Opinions of Financial Advisors",
"Olin Reasons for the Merger and the Olin Board of Directors Recommendation", "Opinion of Olin's Financial Advisor" and "Opinion of Lehman Brothers Inc.". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

/S/  LEHMAN BROTHERS

New York, New York
May 23, 2002